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                                    FORM 8-K



                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                 CURRENT REPORT



                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



        Date of Report (date of earliest event Reported) January 16, 1998


                          THE COLUMBIA GAS SYSTEM, INC.
                          -----------------------------

                     (Former name, changed since last report)
                     ________________________________________

                              COLUMBIA ENERGY GROUP
                              ---------------------
           (Exact name of registrant as specified in its charter)


            Delaware               1-1098             13--1594808
-----------------------------     ----------       -------------------
  (State of other jurisdiction   (Commission         (IRS Employer
  of incorporation)              File Number)      Identification No.)


          12355 Sunrise Valley Drive, Suite 300, Reston, VA 20191-3420
          ------------------------------------------------------------
                    (Address of principal executive offices)


        Registrant's telephone number, including area code (703) 295-0300


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Item 5.  Other Events


        Effective at 5:00 p.m. on January 16, 1998, The Columbia Gas System, Inc. (the "Company") changed its corporate name to "Columbia Energy Group." The name change was effected by the merger of a newly-formed, wholly-owned subsidiary of the Company with and into the Company, pursuant to Section 253 of the General Corporation Law of the State of Delaware (the "Merger"). The Company was the surviving corporation of the Merger. The only effect of the Merger was to change the corporate name of the Company from "The Columbia Gas System, Inc." to "Columbia Energy Group."

        On January 20, 1998 the Company issued a news release announcing the corporate name change of the Company. A copy of such news release is attached hereto as Exhibit 99.1


Item 7.  Financial Statements and Exhibits

(c)      Exhibits

        Designation                                Description

              99.1 News Release, dated January 20, 1998, of Columbia Energy Group announcing the corporate name change of The Columbia Gas System, Inc.


                                    SIGNATURES

        Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.


                                    COLUMBIA ENERGY GROUP
                                    ---------------------
                                         (Registrant)



                                    By    /s/  J. W. Grossman
                                      ---------------------------
                                                 Vice President &
                                                 Controller

Date: January 20, 1998

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For 9:30 a.m. Release                     Contacts: Carl Ericson (703) 295-0424
Jan. 20, 1998                                      Simon Ruebens (703) 295-0426

               COLUMBIA GAS CHANGES NAME TO COLUMBIA ENERGY GROUP

        WASHINGTON, D.C. Jan. 20 -- The Columbia Gas System today announced it has changed its name to Columbia Energy Group, reflecting its intention to be a major player in the energy markets of the future.

        Oliver G. Richard III, chairman, CEO and president of Columbia Energy Group, told a news conference at the National Press Club in Washington, D.C., that the new name is part of a sweeping program to more accurately reflect what Columbia already has become: "an energy provider that intends to compete aggressively across the breadth of a dramatically changing industry."

        "Our customers' needs and the regulatory and marketplace framework in which we provide products and services offer new challenges and opportunities," Richard said. "The new corporate logo visually portrays the Columbia Energy Group as a family of distinct business units with shared vision and values. Wherever our customers see the Columbia logo, whether in the context of regulated natural gas transmission or distribution or in nonregulated electricity or natural gas marketing, they can be assured of receiving the same quality of expertise and customer service they've come to expect from a Columbia company."

        Columbia's name change reflects its expanded participation in the energy marketplace. For example, in the third quarter of 1997, Columbia tied for 13th on a trade publication's list of the top 20 North American gas marketers. Columbia Energy also began electricity trading last month, Richard said.

        The Columbia Energy Group, headquartered in Reston, Va., is one of the nation's leading energy groups, with assets of about $6 billion. Its operating companies are engaged in all phases of the natural gas business plus marketing, fuel management services and electric power generation, sales and trading. Columbia companies, directly or indirectly, serve more than 7 million natural gas customers -- 12 percent of the nation's total -- in 15 states and the District of Columbia.

        Information about the Columbia Energy Group is available on the World Wide Web at www.columbiaenergygroup.com. Columbia stock continues to trade on the New York Stock Exchange under the symbol CG.

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